3/21/2012

Board of Directors

E&M Group Inc.

2373 208th St. F4 Torrance, CA 90501

Dear Chairman of the Board,

This is my formal notification that I am resigning from E&M Group Inc. as a director and Secretary of the company.  My reason for this resignation is purely personal.

I wish you much success in the future.

Sincerely,

/S/ Misun Kim

Misun Kim